Exhibit 5.1

Stradley Ronon Stevens & Young, LLP
1250 Connecticut Avenue, N.W., Suite 500
Washington, DC 20036-2652
Telephone 202.822.9611
Fax 202.822.0140
www.stradley.com

May 1, 2015

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Re:	Registration Statement on Form S-3 of Bryn Mawr Bank Corporation; Shares Issuable under the Amended and Restated Dividend Reinvestment and Stock Purchase Plan, effective April 30, 2015

Ladies and Gentlemen:

We have acted as counsel to and for Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Company”), in connection with the offer and sale from time to time by the Company of up to 1,500,000 shares of its Common Stock, par value $1.00 per share (“Shares”). The Shares will be sold from time to time pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-202805) under the Securities Act of 1933, as amended (the “Securities Act”) initially filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2015, and declared effective by the Commission on April 20, 2015 (together with the base prospectus contained therein at the effective date (the “Base Prospectus”) and constituting a part thereof, the “Registration Statement”). The Shares are issuable pursuant to a prospectus supplement filed by the Company on May 1, 2015 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”) and dated as of such date relating to the sale of shares under the Company’s Amended and Restated Dividend Reinvestment and Stock Purchase Plan, effective April 30, 2015 (the “Plan”).

In our capacity as counsel to the Company, we have been requested to render the opinions set forth in this letter and, in connection therewith, we have examined copies of (i) the Registration Statement, including the Base Prospectus, (ii) the Prospectus Supplement, (iii) a copy of the Plan (included as part of the Prospectus Supplement), (iv) the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on November 21, 2007, (v) the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on November 21, 2007, (vi) resolutions of the Board of Directors of the Company relating to the Plan and the offering of the Shares, as certified by the Secretary of the Company and (vii) such other records, documents and statutes as we have deemed necessary for purposes of rendering this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the

Philadelphia, PA ● Malvern, PA ● New York, NY ● Harrisburg, PA ● Wilmington, DE ● Cherry Hill, NJ ● Washington, DC

A Pennsylvania Limited Liability Partnership

Bryn Mawr Bank Corporation

May 1, 2015

requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Prospectus Supplement or any other prospectus supplement, other than as expressly stated herein with respect to the issuance of the Shares.

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that the Shares, when issued and delivered upon payment in full of the consideration therefor, as described in the Registration Statement and the Prospectus Supplement, and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Company’s Form 8-K dated May 1. 2015 and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and each prospectus supplement and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares proposed to be issued. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP